Exhibit 10.10

Warrant Purchase Agreement

WARRANT PURCHASE AGREEMENT

WARRANT PURCHASE AGREEMENT (this “Agreement”) made as of this 11th day of February, 2008 by and among United Services Management Corporation, a Delaware corporation (the “Company”), and each of the purchasers named on Schedule A hereto (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company has filed or will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”), in connection with the Company’s initial public offering (the “IPO”) of up to 16,000,000 units (the “Units”), each unit consisting of one share of the Company’s common stock, $.0001 par value (the “Common Stock”), and (ii) one warrant, each warrant to purchase one share of Common Stock; and

WHEREAS, concurrently with the IPO the Company desires to sell in a private placement to the Purchasers (the “Placement”) an aggregate of 4,100,000 warrants (the “Placement Warrants”) substantially similar to the warrants being issued in the IPO pursuant to the terms and conditions hereof and as set forth in the Registration Statement, except that the Placement Warrants, and the shares of Common Stock underlying the Placement Warrants (the “Underlying Shares” and, together with the Placement Warrants, the “Securities”), to be issued in the Placement shall not be registered under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Purchasers are entitled to registration rights with respect to the Placement Warrants and the Underlying Shares on the terms set forth in this Agreement; and

WHEREAS, except as provided herein, the Placement Warrants shall be governed by the Warrant Agreement filed as an exhibit to the Registration Statement (the “Warrant Agreement”) and will be entitled to the benefits of a Registration Rights Agreement filed as an exhibit to the Registration Statement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. Purchase of Placement Warrants. The Purchasers hereby agree, directly or through their respective nominees, severally and not jointly, to purchase an aggregate of 4,100,000 Placement Warrants at a purchase price of $1.00 per Placement Warrant, for an aggregate of $4,100,000 (the “Purchase Price”). Each Purchaser shall purchase the number of Placement Warrants and pay the portion of the Purchase Price set forth opposite such Purchaser’s name on Exhibit A hereto.

2. Closing. The closing of the purchase and sale of the Placement Warrants (the “Closing”) will take place at the offices of the Company, on or prior to the closing date of the IPO (the “Closing Date”), provided the underwriting agreement is signed and executed with the representative of the underwriters. On or prior to the Closing Date, each Purchaser shall pay its portion of the Purchase Price set forth opposite such Purchaser’s name on Exhibit A in immediately available funds by wire transfer or such other form of payment as shall be acceptable to the trustee, to the trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”). The certificates for the Placement Warrants shall be delivered to the Purchasers promptly after the payment of the Purchase Price.

3. Lock-Up Agreement. Prior to the date following the consummation of an initial business combination (as defined in the Registration Statement), each Purchaser shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”) with respect to, any Placement Warrants and the Underlying Shares, or any securities convertible into or exercisable or exchangeable for shares, or warrants or other rights to purchase shares or any such securities, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Placement Warrants or Underlying Shares or any securities convertible into or exercisable or exchangeable for shares, or warrants or other rights to purchase shares or any such securities, whether any such transaction is to be settled by delivery of shares or such other securities, in cash or otherwise (collectively “Transfer”), provided, however, that each Purchaser shall be allowed, on condition that prior to such Transfer, each permitted transferee or the trustee or legal guardian for each permitted transferee agrees in writing to be bound by the terms of this Agreement: (a) transfers to the Company’s officers and directors; (b) transfers to any of the Company’s initial stockholders that held shares of Common Stock prior to the consummation of the IPO; and (c) transfers to any affiliates of the Company’s officers, directors and initial stockholders.

4. Placement Warrants Non-Redeemable. The Placement Warrants shall be non-redeemable and may be exercised on a cashless basis so long as the Purchasers or their affiliates hold such Placement Warrants following their issuance by the Company to the Purchasers.

5. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company with respect solely to itself and not with respect to any other Purchaser that:

5.1 Each Purchaser has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All actions necessary to be taken by each Purchaser to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by each Purchaser in connection with the transactions contemplated hereby have been duly and validly taken, and this Agreement has been duly executed and delivered by each Purchaser. This Agreement constitutes the valid, binding and enforceable obligation of each Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The execution and delivery by each Purchaser of this Agreement and the fulfillment of and compliance with the respective terms hereof by each Purchaser do not and shall not as of the Closing conflict with or result in a breach of the terms, conditions or provisions of any other agreement, instrument, order, judgment or decree to which such Purchaser is subject.

5.2 Each Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “Accredited Investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law; and, accordingly, such Securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and therefore may not be offered, pledged or sold by it, directly or indirectly, in the United States without registration under United States federal and state securities laws and Purchaser understands the certificates representing such Securities will contain a legend in respect of such restrictions.

5.3 The Securities are being acquired for such Purchaser’s own account and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Each Purchaser shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

5.4 Each Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

5.5 Each Purchaser is familiar with the Company’s business plans and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Each Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. Each Purchaser understands that its investment in the Securities involves a high degree of risk. Each Purchaser has sought such accounting, legal and tax advice as each Purchaser has considered necessary to make an informed investment decision with respect to each Purchaser’s acquisition of the Securities. Each Purchaser has such knowledge and expertise in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities, and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder.

5.6 Each Purchaser understands that the Securities have not been registered under the Securities Act or any state securities law by reason of a specific exemption therefrom, and that the Company is relying on the truth and accuracy of, and each Purchaser’s compliance with, the representations and warranties and agreements of each

Purchaser set forth herein to determine the availability of such exemptions and the eligibility of each Purchaser to acquire such Securities, including, but not limited to, the bona fide nature of each Purchaser’s investment intent as expressed herein.

5.7 Each Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of the Securities Act.

6. Company Representations and Warranties. In connection with the issuance and sale of the Placement Warrants, the Company represents to the Purchasers the following:

6.1 The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Company has all necessary corporate power and authority to execute and deliver this Agreement and the Warrant Agreement and to consummate the transactions contemplated hereby and thereby. All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement and the Warrant Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby and thereby have been or will be duly and validly taken as of the Closing Date and this Agreement and the Warrant Agreement have been or will be duly authorized, executed and delivered by the Company as of the Closing Date. This Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The Warrant Agreement, and upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Placement Warrants, constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms as of the Closing Date, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The sale by the Company of the Placement Warrants does not conflict with the certificate of incorporation or by-laws of the Company or any material contract by which the Company or its property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property.

6.2 The Placement Warrants have been duly authorized and, when issued, delivered and paid for in accordance with this Agreement and the Warrant Agreement, the Placement Warrants will be validly issued, fully paid and non-assessable and will be free and clear of all liens and claims.

6.3 Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Underlying Shares will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, each Purchaser will have good title to the Placement Warrants and the Underlying Shares, free and clear of all liens, claims and encumbrances of any kind.

6.4 No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement, or the consummation by the Company of any other transactions contemplated hereby.

7. Registration Rights. The Purchasers (and their assignees and transferees) shall have registration rights pursuant to the Registration Rights Agreement to be entered into on the date which the SEC declares the Registration Statement effective, by and among the Company and the investors listed on the signature page thereto.

8. Waiver and Indemnification. Each Purchaser hereby waives any and all rights to assert any present or future claims, including any right of rescission, against the Company, Citigroup Global Markets Inc. (“Citi”) or the other underwriters in the IPO with respect to their purchase of the Placement Warrants, and each Purchaser agrees to indemnify and hold the Company, Citi and the other underwriters in the IPO harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Company or such underwriters by such Purchaser of the Placement Warrants or his transferees, heirs, assigns or any subsequent holders of the Placement Warrants in respect of the transactions contemplated hereby; provided, however, the Purchasers are not obligated to indemnify or hold the Company harmless from and against any losses, damages or expenses which may be sustained or suffered by any of the Purchasers arising out of or based upon a breach by the Company of any of the representations, warranties and covenants contained in this Agreement.

9. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

10. Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

11. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement.

12. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

13. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent:

If to the Company:	United Services Management Corporation 888 Seventh Avenue, 17th Floor New York, New York 10019 Attention: Chief Executive Officer
If to a Purchaser:

Joseph R. Wright
c/o United Services Management Corporation
888 Seventh Avenue, 17th Floor
New York, New York 10019

Alan S. Bernikow
c/o United Services Management Corporation
888 Seventh Avenue, 17th Floor
New York, New York 10019

Ramius United Services SPAC, LLC
666 Third Avenue, 26th Floor
New York, New York 10017
Attention: Owen Littman

Barington Capital Group, L.P.
888 Seventh Avenue, 17th Floor
New York, New York 10019
Attention: James A. Mitarotonda

Barington Investments, L.P.
888 Seventh Avenue, 17th Floor
New York, New York 10019
Attention: James A. Mitarotonda

Barington Companies Equity Partners, L.P.
888 Seventh Avenue, 17th Floor
New York, New York 10019
Attention: James A. Mitarotonda

Barington Companies Offshore Fund, Ltd.
888 Seventh Avenue, 17th Floor
New York, New York 10019
Attention: James A. Mitarotonda

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

14. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

15. Legends.

15.1 The certificates evidencing the Placement Warrants and the Underlying Shares will include the legend set forth on Exhibit B to the Warrant Agreement.

15.2 By accepting the certificates bearing the aforesaid legend, each of the Purchasers agrees, prior to any permitted transfer of the Securities, to give written notice to the Company expressing its desire to effect such transfer and describing briefly the proposed transfer. Upon receiving such notice, the Company shall present copies thereof to its counsel and the each of the Purchasers agrees not to make any disposition of all or any portion of the Securities unless and until:

(a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, in which case the legends set forth above with respect to the Securities sold pursuant to such registration statement shall be removed; or

(b) if reasonably requested by the Company, (i) the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act or applicable state securities laws, (ii) the Company shall have received customary representations and warranties regarding the transferee that are reasonably satisfactory to the Company signed by the proposed transferee and (iii) the Company shall have received an agreement by such transferee to the restrictions contained in the legends referred to in Section 15.1 hereof. Notwithstanding the foregoing, each of the Purchasers also understands and acknowledges that the transfer and exercise, as the case may be, of the Placement Warrants is subject to the specific conditions to such transfer or exercise as outlined herein and the Warrant Agreement, as to which each of the Purchasers specifically assents by its execution hereof.

15.3 The Company may, from time to time, make stop transfer notations in its records and deliver stop transfer instructions to its transfer agent to the extent its counsel considers it necessary to ensure compliance with applicable federal and state securities laws and the transfer restrictions contained elsewhere in this Agreement and the Warrant Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Warrant Purchase Agreement as of the 11th day of February, 2008.

UNITED SERVICES MANAGEMENT CORPORATION

By:	/s/ Alan S. Bernikow
Name: Alan S. Bernikow
Title: Chief Financial Officer

PURCHASERS:

/s/ Joseph R. Wright
Joseph R. Wright

/s/ Alan S. Bernikow
Alan S. Bernikow

RAMIUS UNITED SERVICES SPAC, LLC

By:	/s/ Peter A. Cohen
Name: Peter A. Cohen
Title: Authorized Signatory

THE BARINGTON COMPANIES EQUITY PARTNERS, L.P.

By:	/s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Authorized Signatory

BARINGTON COMPANIES OFFSHORE FUND, LTD.

By:	/s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Authorized Signatory

[Signature Page to Warrant Purchase Agreement]

BARINGTON CAPITAL GROUP, L.P.

By:	/s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Authorized Signatory

BARINGTON INVESTMENTS, L.P.

By:	/s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Authorized Signatory

[Signature Page to Warrant Purchase Agreement]

Exhibit A

Name of Purchaser	Number of Warrants	Purchase Price
Joseph R. Wright	800,000	$800,000
Alan S. Bernikow	700,000	$700,000
Ramius United Services SPAC, LLC	1,400,000	$1,400,000
The Barington Companies Equity
Partners, L.P.	288,000	$288,000
Barington Companies Offshore
Fund, Ltd.	552,000	$552,000
Barington Capital Group, L.P.	120,000	$120,000
Barington Investments, L.P.	240,000	$240,000